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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Xanser Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
CORPORATE GOVERNANCE GUIDELINES
EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF COMMON SHARES BY DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTIONS/SAR’S GRANTED IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST
EQUITY COMPENSATION PLAN INFORMATION
BENEFIT PLANS AND OTHER COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
DIRECTORS’ FEES
TERMINATION AGREEMENTS
PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
PROPOSALS FOR NEXT ANNUAL MEETING

XANSER CORPORATION
2435 North Central Expressway
Richardson, Texas 75080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2006
To the Stockholders of Xanser Corporation:
     Notice is hereby given that the Annual Meeting of Stockholders of Xanser Corporation, a Delaware corporation (the “Company”), will be held at 900 East Lookout Drive, Richardson, Texas 75082 at 2:00 p.m. Central time on May 26, 2006 for the following purposes:
(1)	to elect a Board of Directors; and

(2)	to transact such other business as may properly come before the meeting or any adjournment thereof.
     Stockholders of record at the close of business on April 21, 2006, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
     Stockholders are cordially invited to attend the meeting in person. Those who will not attend and who wish that their stock be voted are requested to sign, date and promptly mail the enclosed proxy in the enclosed stamped return envelope.

By Order of the Board of Directors

Howard C. Wadsworth

Senior Vice President, Treasurer and Secretary
Richardson, Texas
April 21, 2006
WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

XANSER CORPORATION
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2006
SOLICITATION AND REVOCABILITY OF PROXIES
     This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of the Common Stock, no par value (the “Common Stock”), of Xanser Corporation (“Xanser” or the “Company”) on behalf of the Board of Directors of Xanser for use at the Annual Meeting of Stockholders to be held on May 26, 2006 at 2:00 P.M. Central Daylight time, or at any adjournment of such meeting. Copies of the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement and Form of Proxy are being mailed to stockholders on or about April 28, 2006.
     A proxy that has been received by Xanser management may be revoked by the stockholder giving such proxy at any time before it is exercised. However, mere attendance at the meeting by the stockholder will not itself have the effect of revoking the proxy. A stockholder may revoke their proxy by notification in writing (or in person, if they attend the meeting) given to Howard C. Wadsworth, Senior Vice President, Treasurer and Secretary, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, or by proper execution of a proxy bearing a later date. A proxy in the accompanying form, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.
     Xanser’s principal executive offices are located at 2435 North Central Expressway, Richardson, Texas 75080, and its telephone number is (972) 699-4000.
     At the date of this Proxy Statement, the management of Xanser does not know of any business to be presented by it at the meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
     The Board of Directors of Xanser has fixed the close of business on April 21, 2006 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date, there were outstanding 34,693,133 shares of Xanser Common Stock, and the holders of record on that date will be entitled to one vote for each share held by them for each proposition to be presented at the meeting.

The following table sets forth information with respect to the shares of Xanser’s Common Stock owned of record or beneficially as of April 21, 2006, by all persons other than Directors and executive officers of the Company who own of record or are known by Xanser to own beneficially more than 5% of such class of securities:

	Type of		Percent
Name and Address of Stockholder	Ownership	Number of Shares	of Class
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, California 94403	Beneficial	2,800,000	8.07%

Jeffrey L. Gendell, et al (2) 31 West 52nd Street, 17th Floor New York, NY 10019	Beneficial	2,582,400	7.44%

GAMCO Investors, Inc. et al (3) One Corporate Center Rye, NY 10580	Beneficial	2,105,600	6.07%

Royce & Associates, LLC (4) 1414 Avenue of the Americas New York, New York 10019	Beneficial	2,070,700	5.97%

(1)	The information included herein was obtained from information contained in Schedule 13G, dated February 12, 2003, filed by the stockholder with the Securities and Exchange Commission (“SEC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	The information included herein was obtained from information contained in Schedule 13G, dated February 6, 2006, filed by the stockholder with the SEC, pursuant to the Exchange Act.

(3)	The information included herein was obtained from information contained in Schedule 13D/A, dated March 23, 2006, filed by the stockholder with the SEC, pursuant to the Exchange Act.

(4)	The information included herein was obtained from information contained in Schedule 13G/A, dated January 31, 2006, filed by the stockholder with the SEC, pursuant to the Exchange Act.
ELECTION OF DIRECTORS
     At the Annual Meeting of Stockholders of the Company, four Directors, constituting the entire Board of Directors of Xanser (the “Board”), are to be elected by the holders of Common Stock to hold office until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and qualified. All four nominees proposed by the Board for election by the holders of Common Stock are incumbent Directors. Although the Board does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the meeting, proxies which do not withhold authority to vote for Directors may be voted for a substitute in accordance with the best judgment of the person or persons authorized by such proxies to vote.
     The enclosed form of proxy provides a means for stockholders to vote for all the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in advance of the commencement of the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by their proxy will be voted for the nominees listed therein or as noted above for other nominees selected by the Board. Unless a stockholder who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of Directors because Xanser’s By-laws provide that Directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of Directors. However, the shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

NOMINEES FOR DIRECTORS
     The following table sets forth: (i) the name and age of each nominee for director listed in the enclosed form of proxy for the Company; (ii) the principal occupation of such person; and (iii) the year during which such person first became a Director of Xanser.

		First Year as
		Director of the
Name	Principal Occupation	Company	Age
John R. Barnes	Chairman of the Board and Chief Executive Officer	1986	61

Sangwoo Ahn	Chairman of the Board Quaker Fabric Corporation (1)	1989	67

Charles R. Cox	Business Consultant (2)	1995	63

Hans Kessler	Chairman and Managing Director of KMB Kessler + Partner GmbH, a private management consulting company (3)	1998	56

(1)	Mr. Ahn has served as Chairman of the Board of Quaker Fabric Corporation since 1993 and has served as a director of PAR Technology Corporation since 1986.

(2)	Mr. Cox has been engaged as a private business consultant since February 2006 and has served as Chairman of the Board of Signature Special Event Services, LLC since April 2006. He previously served as Chairman and Chief Executive Officer of WRS Infrastructure and Environment, Inc., a technical services company, from March 2001 to July 2005, and Chairman of the Board through February 2006. He retired in 1998 from Fluor Corporation, where he served in senior executive level positions during a 29-year career with that organization.

(3)	Mr. Kessler has served as Chairman and Managing Director of KMB Kessler + Partner GmbH since 1992. He was previously a Managing Director and Vice President of a European division of Tyco International Ltd.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
     During 2005, the Board held six meetings, and each of the current directors attended all of the Board meetings except for Sangwoo Ahn, who was unable to attend one meeting due to other business commitments. A majority of the Directors are “independent” as defined under the listing standards of the New York Stock Exchange (the “NYSE”). The independent directors are Messrs. Ahn, Cox and Kessler. The Board has determined that none of such persons have any relationship with the Company other than his service as a director and compensation for such service as disclosed elsewhere in this proxy statement.
     The Board does not have a policy with respect to Director attendance at the Annual Meeting of Stockholders and only the Chairman of the Board attended last year’s meeting.
Audit Committee
     The Xanser Board has an Audit Committee, which is currently comprised of Sangwoo Ahn (Chairman), Charles Cox and Hans Kessler. Each of the members of the Audit Committee is independent as defined under the listing standards of the NYSE and the Exchange Act, and the Board of Directors of Xanser has determined that Mr. Ahn is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. Mr. Ahn serves on the audit committee of two public companies other than Xanser. The Audit Committee and the Xanser Board have determined that Mr. Ahn’s simultaneous services on other audit committees will not impair his ability to effectively serve on the Xanser Audit Committee. The Audit Committee held five meetings during 2005, and each of the current committee members attended all of the meetings.
     The functions of the Audit Committee include the selection, engagement and retention of the independent auditors, the planning of, and fee estimate approval for, the annual audit of the consolidated financial statements, the review of the results of the examination by the independent auditors of the consolidated financial statements, the pre-approval of any non-audit services performed by the independent auditors and consideration of the effect of such non-audit services on the auditors’ independence. The Audit Committee has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the Board of Directors of Xanser, which is available on Xanser’s website at www.xanser.com and in print upon request.
     The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of Chairman of the Audit Committee, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
Compensation Committee
     The Board has a Compensation Committee, which is currently comprised of Charles R. Cox (Chairman), Hans Kessler and Sangwoo Ahn, each of whom is “independent” as defined under the listing standards of the New York Stock Exchange. The function of the Compensation Committee is to establish and review the compensation programs for the Named Executive Officers and key personnel of Xanser and its subsidiaries and to formulate, recommend and implement incentive, share option or other bonus plans or programs for the officers and key employees of Xanser and its subsidiaries. The Compensation Committee held four meetings during 2005, which were attended by all of the current committee members. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on Xanser’s website at www.xanser.com and in print upon request.
Nominating and Governance Committee
     The Board has a Nominating and Governance Committee, which is currently comprised of Sangwoo Ahn (Chairman), Charles R. Cox and Hans Kessler, each of whom is “independent” as defined under the listing standards of the New York Stock Exchange and who constitute all of the non-employee Directors. The Nominating and Governance Committee held one meeting during 2005, which was attended by all of the current committee members. The Nominating and Governance Committee considers and recommends future nominees to the Board, including nominees recommended by stockholders of the Company. Recommendations for nominees for election in

2007 must be submitted in writing by December 31, 2006, to Chairman of the Nominating and Governance Committee, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. Any submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that they will agree to serve as a Director of Xanser if elected by the stockholders.
     Certain information concerning the consideration by the Nominating and Governance Committee of director candidates proposed by shareholders, specific minimum qualifications which the Nominating and Governance Committee believes must be met for a nominee to be considered for a seat on the Board, any specific qualities or skills that are necessary for one or more of Company’s Directors to possess, and the process for identifying and evaluating nominees, including those recommended by shareholders, are contained in the Company’s Corporate Governance Guidelines, described below.
     The Nominating and Governance Committee also develops and recommends to the Board corporate governance guidelines for the Company and reviews, from time to time, the Company’s policies and processes regarding principles of corporate governance. The charter of Xanser’s Nominating and Governance Committee is available on Xanser’s website at www.xanser.com and in print upon request.
CORPORATE GOVERNANCE GUIDELINES
     Corporate governance guidelines have been adopted by the Board of Directors and address director qualification standards; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and an annual performance evaluation of the board. The Corporate Governance Guidelines are available on the Company’s website at www.xanser.com, and in print upon request.
Code of Ethics
     The Company has adopted a Code of Ethics applicable to all employees, including the principal executive officer, principal financial officer, principal accounting officer and the directors. The Company has also adopted Corporate Governance Guidelines, which address director qualification standards; director access to management, and as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and annual performance evaluation of the board. Copies of the Code of Ethics and the Corporate Governance Guidelines are available on the Company’s website at www.xanser.com and will be provided without charge by written request to Investor Relations, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. The Company intends to post on the Company’s website any amendments to, or waivers from, the Code of Ethics applicable to senior officers.
Executive Sessions of Non-Management Directors
     The non-management directors of the Company, which are all of the Board members other than Mr. Barnes, meet at regularly scheduled executive sessions without management. Mr. Ahn serves as the presiding director at those executive sessions. Persons wishing to communicate with the non-management directors may do so by writing in care of Chairman of the Nominating and Governance Committee, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.

EXECUTIVE OFFICERS
     The following table sets forth the names, ages, positions and years of service with Xanser of the executive officers of the Company.

		Years of
		Service
Name	Office	in Office	Age
John R. Barnes	Chairman of the Board and Chief Executive Officer (1)	19	61

Michael L. Rose	President and Chief Operating Officer (2)	—	67

Howard C. Wadsworth	Senior Vice President, Treasurer and Secretary (3)	15	61

Max A. Elghandour	Vice President and Controller (4)	—	55

William H. Kettler, Jr.	Vice President (5)	9	52

(1)	Mr. Barnes has served in his current position for more than the last five years.

(2)	Mr. Rose joined the Company in July 2005 and was elected President and Chief Operating Officer in August 2005. Mr. Rose was Chief Operating Officer of Kaneb Pipe Line Company LLC, general partner of Kaneb Pipe Line Partners, L.P., from January 2004 through July 2005, prior to which he served as an executive officer of the Partnership’s Statia Terminals Division since July 2002. Before joining Kaneb, Mr. Rose served as Chairman and CEO of SGI International, a start-up energy technology company for three and one-half years. On January 2003, SGI International filed a voluntary petition for liquidation under Chapter 7 of Title 11 of the United States Code in the United States Bankruptcy Court of the Southern District of California. Mr. Rose was Senior Vice President and COO of ESCO for ten years prior to joining SGI International.

(3)	Mr. Wadsworth has served in his current position for more than the last five years.

(4)	Mr. Elghandour joined the Company in August 2005 and was elected Vice President and Controller in August 2005. From July 2004 to July 2005, Mr. Elghandour was Vice President and Controller of Kaneb Pipe Line Company LLC, general partner of Kaneb Pipe Line Partners, L.P., prior to which he served as Chief Financial Officer for Greka Energy since 2001. Prior to that assignment, Mr. Elghandour worked in various senior financial positions with Elf Aquitaine (now Total) since 1985.

(5)	Mr. Kettler has served in his current position for more than the last five years.

BENEFICIAL OWNERSHIP OF COMMON SHARES BY DIRECTORS AND EXECUTIVE OFFICERS

		Shares of Common
		Stock Beneficially		Percent of
		Owned at		Outstanding
Name	Position Held with Company	April 21, 2006(1)(2)		Shares
John R. Barnes	Chairman of the Board and Chief Executive Officer	1,858,796		5.11%

Sangwoo Ahn	Director	331,669		*

Charles R. Cox	Director	268,069		*

Hans Kessler	Director	131,579		*

Michael L. Rose	President and Chief Operating Officer	-0	-	*

Howard C. Wadsworth	Senior Vice President, Treasurer and Secretary	252,401		*

Max A. Elghandour	Vice President and Controller	-0	-	*

William H. Kettler, Jr.	Vice President	178,911		*

All Directors and Executive Officers as a group (8 persons)				8.20%

*	Less than one percent.

(1)	Shares listed include those beneficially owned as determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	Includes 128,947, 1,700,000, 128,947, 118,947 and 74,952 shares that Messrs. Ahn, Barnes, Cox, Kessler and Kettler, respectively, have the right to acquire, pursuant to options or otherwise, within 60 days of April 21, 2006.

EXECUTIVE COMPENSATION
Named Executive Officers
     The following table sets forth information concerning the annual and long-term compensation paid for services to the Company in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003 to the Chief Executive Officer and each of the other executive officers of Xanser (the “Named Executive Officers”).
SUMMARY COMPENSATION TABLE

		Annual Compensation (1)			Long Term Compensation
					Awards				Payouts
					DSUs Related		Securities		Market Value
Name and					to Deferred		Underlying		of DSU LTIP			All Other
Principal Position	Year	Salary	Bonus		Compensation		Options/SARs		Payouts (2)			Compensation (6)
John R. Barnes									$
Chairman of the Board	2005	$374,479	$-0	-	-0	-	-0	-		1,257,533	(3)	$7,396
and Chief Executive	2004	264,375	-0	-	9,692		300,000			-0	-	5,646
Officer	2003	245,833	-0	-	13,061		-0	-		-0	-	5,258

Michael L. Rose (7) President and Chief Operating Officer	2005	$147,727	$-0	-	-0	-	200,000			$-0	-	$381

Howard C. Wadsworth	2005	$199,391	$-0	-	-0	-	100,000			$127,188	(4)	$9,716
Senior Vice President	2004	141,457	25,000		1,877		-0	-		-0	-	5,424
Treasurer and Secretary	2003	137,250	-0	-	2,613		-0	-		-0	-	5,258

Max A. Elghandour (8) Vice President and Controller	2005	$91,667	$-0	-	-0	-	50,000			$-0	-	$118

	2005	$207,833	$-0	-	-0	-	25,000			$69,908	(5)	$12,236
William H. Kettler, Jr.	2004	191,685	-0	-	233		-0	-		-0	-	9,591
Vice President	2003	187,000	-0	-	-0	-	-0	-		-0	-	9,493

(1)	Amounts for 2005, 2004 and 2003, respectively, exclude compensation voluntarily deferred for the purchase of Deferred Stock Units (“DSUs”) pursuant to Xanser’s Deferred Stock Unit Plan (the “DSU Plan”) by Mr. Barnes ($25,521, $122,500 and $122,500), Mr. Wadsworth ($3,125, $15,000 and $15,000), and Mr. Kettler ($4,167, $20,000 and $20,000), and for the purchase of DSU’s pursuant to the Xanser Supplemental Deferred Compensation Plan (the “SDC Plan”) by Mr. Barnes ($-0-, $13,125 and $15,000), Mr. Wadsworth ($-0-, $2,543 and $3,000), and Mr. Kettler ($-0-, 315 and $-0-). The DSU Plan was terminated in 2005.

(2)	Pursuant to the termination of the Company’s DSU and SDC Plans during 2005, amounts represent the value of DSUs purchased by the employee from 1996 through 2005 and converted to shares of the Company’s common stock on the distribution date. Shares of the Company’s common stock distributed were 509,131, 51,493 and 28,303 for Messrs Barnes, Wadsworth and Kettler, respectively.

(3)	The Market Value of DSU LTIP payouts to Mr. Barnes represents deferred salary to purchase DSUs of $921,560 and market appreciation of $335,973.

(4)	The Market Value of DSU LTIP payouts to Mr. Wadsworth represents deferred salary to purchase DSUs of $92,867 and market appreciation of $34,321.

(5)	The Market Value of DSU LTIP payouts to Mr. Kettler represents deferred salary to purchase DSUs of $62,695 and market appreciation of $7,213.

(6)	Includes the amount of the Company’s contribution to the Savings Investment Plan (the “401(k) Plan”) and the imputed value of Company-paid group term life insurance coverage exceeding $50,000. For 2005, 2004 and 2003, the amounts were, on behalf of Mr. Barnes ($7,000 and $396, $5,250 and $396, and $5,000 and $258);

Mr. Wadsworth ($9,320 and $396, $5,028 and $396, and $5,000 and $258); Mr. Kettler ($12,098 and $138, $9,453 and $138, and $9,350 and $143). On behalf of Messers. Rose and Elghandour, for 2005 since joining the Company, the amounts were $-0- and $381, and $-0- and $118, respectively.

(7)	Mr. Rose joined the Company in July 2005 and was elected President and Chief Operating Officer in August 2005.

(8)	Mr. Elghandour joined the Company in August 2005 and was elected Vice President and Controller in August 2005.

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2005 to each of the Company’s executive officers to whom such options were granted. All such grants were made on October 6, 2005. The hypothetical values on the date of grant of stock options granted in 2005 shown below are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes Model (the “Model”) for pricing options. This hypothetical value of options trading on the stock markets bears little relationship to the compensation cost to the Company or potential gain realized by an optionee. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price per share of the Company’s Common Stock relative to the exercise price per share of Common Stock issuable under the stock option at the time the stock options are exercised. There is no assurance that the hypothetical present values of stock options reflected in this table actually will be realized.
OPTIONS/SAR’S GRANTED IN LAST FISCAL YEAR

	Number of	% of Total			Grant Date
	Securities	Options/SARs			Value Using
	Underlying	Granted to	Exercise of		Black Scholes
	Options/SARs	Employees in	Base Price	Expiration	Option
Name	Granted	Fiscal Year	($/Share)	Date	Pricing Model
Michael L. Rose	200,000	33%	$3.14	11/30/2010	$208,000
Howard C. Wadsworth	100,000	17%	3.14	11/30/2010	104,000
Max A. Elghandour	50,000	8%	3.14	11/30/2010	52,000
William H. Kettler, Jr.	25,000	4%	3.14	11/30/2010	26,000
     The grant date present values are calculated under the Model. The Model is a mathematical formula used to value stock options and is based on assumptions regarding the stock’s volatility of 38%, dividend rate of -0-%, expected option life of 3 1/2 years and a risk-free interest rate of 4.1%.
AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

					Number of Securities				Value of Unexercised
					Underlying Unexercised				In-the-Money
					Options/SARs				Options/SARs
					At Fiscal Year End				At Fiscal Year End
			Value
Name	Shares Acquired on Exercise		Realized		Exercisable		Unexercisable		Exercisable		Unexercisable
John R. Barnes	300,000		$3,000		$-0	-	$-0	-	$-0	-	$-0	-

Michael L. Rose	-0	-	-0	-	-0	-	200,000		-0	-	-0	-

Howard C. Wadsworth	171,614		289,141		-0	-	100,000		-0	-	-0	-

Max A. Elghandour	-0	-	-0	-	-0	-	50,000		-0	-	-0	-

William H. Kettler, Jr.	24,785		35,801		74,952		25,000		63,557		-0	-

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information as of December 31, 2005, about the Company’s equity compensation plans. Securities to be issued as shown in the table are the result of options granted over the last 15 years:

	Number of Securities		Number of Securities
	to be Issued upon		Remaining Available for
	Exercise of	Weighted-Average Exercise	Future Issuance Under
	Outstanding Options,	Price of Outstanding Options,	Equity Compensation
Plan Category	Warrants and Rights	Warrants and Rights	Plans
Equity Compensation Plans Approved by Security Holders (1)	621,624	$2.56	719,700

Equity Compensation Plans Not Approved by Security Holders	990,070	$2.45	703,344	(2)

Total	1,611,694	$2.49	1,423,044

(1)	All information pertains to the Xanser Corporation Stock Incentive Plan.

(2)	Includes 703,344 shares of Xanser Common Stock available for issuance with regard to future option grants, if any, under the Xanser Corporation Key Employee Stock Incentive Plan, which plan excludes directors and executive officers of the Company and its subsidiaries.
     On November 27, 2000, the Board of Directors authorized the distribution of its pipeline, terminaling and product marketing businesses (the “Distribution”) to its stockholders in the form of shares of a new limited liability company, Kaneb Services LLC (“KSL”). On June 29, 2001, the Distribution was completed, with each stockholder of the Company receiving one common share of KSL for each three shares of the Company’s Common Stock held on June 20, 2001, the record date for the Distribution, resulting in the distribution of 10.85 million shares of KSL.
     In connection with the Distribution, the exercise price for each option to purchase shares of the Company’s common stock that was issued prior to the Distribution was reduced to an amount equal to the result of (1) the fair market value of a share of the Company’s common stock on the ex-dividend date multiplied by (2) a fraction, the numerator of which is the original exercise price for the option and the denominator of which was the fair market value of a share of the Company’s common stock on the last trading date prior to the ex-dividend date. The number of shares subject to the Company’s stock options were not changed as a result of the Distribution. Additionally, KSL agreed to issue to the Company’s option holders an option to purchase KSL shares. The exercise price applicable to a given KSL option was that price that created the same ratio of exercise price to market price as in the adjusted exercise price applicable to the holder’s Company option. The number of common shares subject to KSL options was such number as was necessary to produce an intrinsic value (determined as of the ex-dividend date) that, when added to the intrinsic value of the adjusted Company option (determined as of the ex-dividend date), equaled the pre-distribution intrinsic value of the Company’s option, if any (determined as of the last trading date prior to the ex-dividend date). However, options to purchase fractional KSL common shares were not granted. The fair market values of shares of the Company’s common stock and KSL common shares were based upon the closing sales price of the stock on the last trading date prior to the ex-distribution date and the opening sales price of the shares on the ex-distribution date. Further, excluding the Company’s corporate staff, the Company removed restrictions on exercise and “vested” all Company options which were not yet exercisable prior to the Distribution.

BENEFIT PLANS AND OTHER COMPENSATION
     Deferred Stock Unit Plan - In 1996, the Company initiated a Deferred Stock Unit Plan (the “DSU Plan”), pursuant to which key employees of the Company have, from time to time, been given the opportunity to defer a portion of their compensation for a specified period toward the purchase of deferred stock units (“DSUs”), an instrument designed to track the Company’s common stock. Under the plan, as amended in 1998, DSUs are purchased at a value equal to the closing price of the Company’s common stock on the day by which the employee must elect (if they so desire) to participate in the DSU Plan; which date is established by the Compensation Committee from time to time (the “Election Date”). During a vesting period of one to three years following the Election Date, a participant’s DSUs vest only in an amount equal to the lesser of the compensation actually deferred to date or the value (based upon the then-current closing price of the Company’s common stock) of the pro-rata portion (as of such date) of the number of DSUs acquired. After the expiration of the vesting period, which is typically the same length as the deferral period, the DSUs become fully vested, but may only be distributed through the issuance of a like number of shares of the Company’s common stock on a pre-selected date, which is irrevocably selected by the participant on the Election Date and which is typically at or after the expiration of the vesting period and no later than ten years after the Election Date, or at the time of a “change of control” of the Company, if earlier. DSU accounts are unfunded by the Company and do not bear interest. Each person who elects to participate in the DSU Plan is awarded, under the Company’s Stock Incentive Plan, an option to purchase a number of shares of the Company’s common stock ranging from one-half to one and one-half times (depending on the length of deferral) the number of DSUs purchased by such person at 100% of the closing price of the Company’s common stock on the Election Date, which options become exercisable over a specified period after the grant, according to a schedule determined by the Compensation Committee, which normally corresponds with the completion of the deferral period. Effective March 15, 2005, substantially all of the deferral periods had expired and the DSU accounts were vested under the terms of the Plan.
     Supplemental Deferred Compensation Plan - The Supplemental Deferred Compensation Plan (the “SDC Plan”) was established to allow officers and key employees of Xanser to defer a portion of their salary that, because of statutory limitations, could not otherwise be set aside for retirement purposes in the Company’s 401(k) Plan. The non-qualified SDC Plan permits a participant to defer a portion of their total base salary that is in excess of the amounts elected by the participant to be deferred under Xanser’s 401(k) Plan, but no greater than approximately 6% of their total base salary when such person’s SDC Plan deferral is combined with their 401(k) Plan deferral plus the amount by which their 401(k) Plan deferral was reduced due to participation in the DSU Plan. The Company credits contributions to the SDC Plan under the same formula as those contributions made to the 401(k) Plan. However, such contributions and participant deferrals are made to the SDC Plan in the form of DSUs, equivalent in value to 100% of the price of Xanser’s Common Stock at the time of the participant’s deferral of salary to the SDC Plan. All amounts deferred under the SDC Plan are memorandum bookkeeping accounts, and such accounts do not bear interest. Vesting in the SDC Plan accounts occurs ratably over the first five years of the participant’s employment, in the same manner as the 401(k) Plan. SDC Plan accounts are not distributed until the earlier of a date predetermined by the participant, at the time of a “change of control” of the Company, or a qualifying event substantially similar to qualifying distribution events established under the 401(k) Plan. Distributions from the SDC Plan will be made in the form of shares of the Company’s Common Stock. The value of an account at the time of distribution will be equal to the value of the participant’s vested DSUs, which are equivalent in value to shares of Xanser’s Common Stock at that time. Effective December 31, 2004, all of the deferral periods had expired and the SDC accounts were vested under the terms of the Plan.
     In connection with the Distribution, KSL agreed to issue to all DSU holders the number of DSUs equivalent in price to KSL shares issuable in the Distribution. All other terms remained the same. Similarly, the Company agreed to issue to employees of KSL who held DSUs the number of shares of the Company’s common stock subject to the DSUs held by those employees.
     In July 2005, both the DSU Plan and the SDC Plan were terminated and 681,264 shares of Xanser common stock were distributed to participants. In addition, pursuant to its agreement with Xanser, KSL issued 122,217 of its shares to Xanser, which shares were paid in cash at the time of KSL’s acquisition by Valero L.P. and distributed to participants.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee of the Board of Directors (the “Committee”) is responsible for recommending the types and levels of compensation for executive officers of Xanser. The Committee is comprised of three independent, non-employee Directors, although James R. Whatley, who served on the Committee until May 2005, served as an officer of Xanser prior to 1987. Following thorough review and approval by the Committee, decisions relating to executive compensation are reported to and approved by the full Board of Directors. The Committee has directed the preparation of this report and has approved its contents and its submission to the stockholders. As provided by the rules of the SEC, this report is not deemed to be filed with the SEC nor incorporated by reference into any prior or future filings under the Securities Act of 1933, as amended, or the Exchange Act.
     In the Committee’s opinion, levels of executive compensation should generally be based upon the performance of the Company, the contributions of individual officers to such performance and the comparability to persons with similar responsibilities in business enterprises similar in size or nature to Xanser. The Committee believes that compensation plans should align executive compensation with returns to stockholders, giving due consideration to the achievement of both long-term and short-term objectives. The Committee believes that such compensation policies and practices have allowed Xanser to attract, retain and motivate its key executives.
     The compensation of Xanser’s Named Executive Officers consists primarily of base salaries and the opportunity to participate in certain stock incentive arrangements, including the Xanser Corporation 1994 Stock Incentive Plan and the granting of contractual non-qualified stock options. The value of these benefits directly relates to the future performance of Xanser’s Common Stock. The Committee continues to believe that the utilization of incentive programs that are linked to the performance of Xanser’s Common Stock closely aligns the interests of the executive with those of Xanser’s stockholders. Consistent with all other full-time Company employees, the Named Executive Officers are also eligible to participate in Xanser’s 401(k) Plan. The Committee believes that this plan encourages longer-term employment through gradual service-based vesting of Company contributions. As with other plans offered to Xanser employees, the 401(k) Plan provides an opportunity to Xanser employees, including the Named Executive Officers, to tie their own financial interests, in part, to those of Xanser’s stockholders by offering the choice of investing contributions in Xanser Common Stock.
     The base salaries of the Named Executive Officers, including the Chief Executive Officer, are based upon a subjective assessment of each individual’s performance, experience and other factors that are believed to be relevant in comparison with compensation data contained in published and recognized surveys. The Committee believes the current base salaries of the Named Executive Officers, including the Chief Executive Officer, are close to the median level of most of the comparative compensation data.
     Eligibility for participation in the various Company plans and the awards granted under Xanser Corporation Stock Incentive Plan were determined after the Committee had thoroughly reviewed and taken into consideration the respective relative accountability, anticipated performance requirements and contributions to the Company by the prospective participants, including the Named Executive Officers. All outstanding stock options that have been granted pursuant to these plans and programs were granted at prices not less than 100% of the fair market value of the Company’s Common Stock on the dates such options were granted. The Committee believes that stock options are a desirable form of long-term compensation that allows the Company to recruit and retain senior executive talent and closely connect the interests of management with stockholder value.

Compensation Committee

Charles R. Cox, Chairman

Sangwoo Ahn

Hans Kessler

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee of the Board of Directors of the Company, which operates under a written charter adopted by the entire Board, serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, Grant Thornton LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States.
     In this context, the Audit Committee hereby reports as follows:
     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.
     2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380 — Communication With Audit Committees), as amended.
     3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants that firm’s independence.
     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.
     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

Audit Committee

Sangwoo Ahn, Chairman

Charles Cox

Hans Kessler
DIRECTORS’ FEES
     For 2005, each incumbent non-employee member of the Company’s Board of Directors was paid an annual retainer fee of $25,000. In addition, incumbent members of the Audit Committee, comprised of Sangwoo Ahn, Charles Cox and Hans Kessler received attendance fees of $6,500, $5,000 and $5,000, respectively for 2005. For 2005, incumbent members of the Compensation Committee, Charles R. Cox and Hans Kessler, received fees of $1,000 each and Sangwoo Ahn received $500. Effective July 1, 2005, each non-employee member of the Company’s Board of Directors is paid an annual retainer fee of $30,000, which includes service on all committees.
     During 2005, each incumbent non-employee Director holding office at that time was issued, under the Xanser Corporation Stock Incentive Plan, an option to purchase up to 20,000 shares of the Company’s Common Stock at a price of $2.38 until August 18, 2015. All such options were issued at 100% of the closing price of the Company’s Common Stock on August 19, 2005, which was the date of issuance.
     As of April 21, 2006, incumbent non-employee Directors had been granted, under the Xanser Corporation Stock Incentive Plan, the 1996 Directors’ SIP and pursuant to individual agreements, non-qualified options to purchase a cumulative total of 376,841 shares of Common Stock at a weighted average price of $2.04 per share, representing 100% of the fair market value of the Common Stock on the respective dates of grant after adjusting for the Distribution as described above. All of such stock options vest immediately and expire no later than ten years from the date of grant.

TERMINATION AGREEMENTS
     In order to attract and retain qualified employees, Xanser has periodically entered into termination agreements with key employees of Xanser and its subsidiaries which provide that the Company will pay certain amounts into an escrow account if a third party takes certain steps which could result in a change-of-control. Under the agreements, a “change-of-control” occurs if, under certain specified circumstances: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, restructuring or proceeding under the bankruptcy laws, sale of assets or contested election, or any combination of the foregoing transactions, the persons (or any combination thereof) who are Directors of the Company 60 days prior to the closing of any such transaction(s) cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, or (iii) as a consequence of a tender or exchange offer or a proxy contest of third party consent solicitation, a majority of the fair market value of the assets of the Company are distributed to the Company’s securities holders. If a change-of-control occurs and, among other things, the employment of the employee terminates, voluntarily or involuntarily, for any reason the escrowed sum will be paid to the employee. Messrs. Barnes, Rose and Wadsworth have termination agreements which provide that, in the event that their employment is terminated as a consequence of a change-of-control, the Company will pay each individual an amount equal to 299% of their average annual base salary for the five years prior to the change-of-control. Additionally, three other employees have similar agreements pursuant to which they each would be paid 100% of their respective annual salary prior to the change-of-control. If such a change-of-control of the Company were to occur at April 21, 2006, an aggregate of $3,167,045 would be payable to these individuals.

PERFORMANCE GRAPH
     The following graph compares, for the period January 1, 2001 to December 31, 2005, the cumulative total stockholder return on the Common Stock of the Company with the New York Stock Exchange (“NYSE”) Market Index and an industry-based index published by Hemscott, Inc. (successor in interest to Media General Financial Services, Inc.) The Hemscott index is comprised of companies that offer a diverse array of services comparable to those of the Company. The graph assumes an initial investment of $100 and the reinvestment of all dividends, including the KSL shares received at the Distribution. The KSL shares received are assumed to have been sold at market price with proceeds reinvested in Xanser stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE STATEMENT
     Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, among others, to file reports of ownership and changes of ownership in the Company’s equity securities with the SEC and the NYSE. Such persons are also required by related regulations to furnish the Company with copies of all Section 16(a) forms that they file.
     Based solely on its review of the copies of such forms received by it, or written representations that no other reports were required, the Company believes that, during the year ended December 31, 2005, its officers and directors have complied with all applicable filing requirements under Section 16(a).

INDEPENDENT PUBLIC ACCOUNTANTS
     Grant Thornton LLP, the Company’s independent auditors for the year ended December 31, 2005, has advised the Company that it will have in attendance at the Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company’s financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make a statement if they wish to do so.
     The following table sets forth the aggregate fees billed for professional services rendered by the Company’s independent auditors for 2005 and 2004:

	Year Ended December 31
	2005	2004
Audit (1)	$440,000	$323,000
Audit-related Fees (2)	33,000	—
Tax Fees (3)(4)	51,000	125,000
All Other Fees	—	—

	$524,000	$448,000

(1)	Fees for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings or engagements for the fiscal year shown. Amount for 2005 includes $86,000 in acquisition related fees. Fewer than 50 percent of the hours expended on the Company’s independent auditors’ engagement to audit the Company’s financial statements were attributed to work performed by persons other than the Company’s independent auditors’ full-time, permanent employees.

(2)	Fees for employee benefit plan audits and consultations concerning financial accounting and reporting standards.

(3)	Fees for professional services rendered by the Company’s independent auditors for income tax planning and tax return review.

(4)	Includes $36,000 and $110,000 paid to Grant Thornton LLP in 2005 and 2004, respectively, for tax planning services provided in certain foreign jurisdictions.
     The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, the effective date of the SEC rules requiring pre-approval of audit and non-audit services, 100% of the services identified in the preceding table were pre-approved by the Audit Committee.
     The Audit Committee of the Board of Directors of the Company considered whether the provision of services other than audit services for 2005 was compatible with maintaining the principal accountants’ independence. The Audit Committee of the Board of Directors has not yet selected the principal accountants to audit the accounts of Xanser for the calendar year ending December 31, 2006.
OTHER MATTERS
     At the date of this Proxy Statement, the management of Xanser does not know of any business to be presented by it at the Annual Meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote their proxies in accordance with their best judgment on such matters. A copy of Xanser’s 2005 Annual Report is being mailed, concurrently with the mailing of this Proxy Statement, to stockholders who have not previously been mailed a copy of the Annual Report.

     The cost of preparing and mailing the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material to all stockholders of Xanser, the Company has retained D.F. King & Co. to request banks and brokers to forward copies of such material to persons for whom they hold Xanser Common Stock and to request authority for execution of the proxies. The Company will pay D.F. King & Co. a fee of $5,000, excluding expenses, and will reimburse banks and brokers for their reasonable, out-of-pocket expenses incurred in connection with the distribution of proxy materials.
PROPOSALS FOR NEXT ANNUAL MEETING
     Any proposals of holders of Xanser Common Stock intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2007 must be received by the Company, addressed to Howard C. Wadsworth, Senior Vice President, Treasurer and Secretary, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, no later than December 29, 2006 to be included in the Proxy Statement and form of proxy relating to that meeting. Additionally, proxies for Xanser’s Annual Meeting of Stockholders to be held in the year 2007 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company received written notice, addressed to Howard C. Wadsworth, Senior Vice President, Treasurer and Secretary, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, not later than December 31, 2006, that the matter will be presented at such annual meeting and (ii) the Company fails to include in its proxy statement for the 2007 annual meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

By Order of the Board of Directors

John R. Barnes

Chairman of the Board and

Chief Executive Officer

Dated: April 21, 2006

XANSER CORPORATION
PROXY — ANNUAL MEETING OF STOCKHOLDERS — MAY 26, 2006
This Proxy is solicited on behalf of the Board of Directors
     The undersigned hereby appoints JOHN R. BARNES and HOWARD C. WADSWORTH, and any one or both of them, with power of substitution in each, to vote and act as proxy for the undersigned, to represent the undersigned and to vote as indicated upon the matters referred to on this card and in his discretion upon any other matters which may properly come before the meeting, all the Common Shares of Xanser Corporation (the “Company”) which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on May 26, 2006 at 900 East Lookout Drive, Richardson, Texas, 75082 at 2:00 p.m. Central Time or at any adjournment thereof.
1.	Election of persons nominated to be elected as Directors of the Company:
Sangwoo Ahn, John R. Barnes, Charles R. Cox and Hans Kessler
Xanser’s Board of Directors recommends a vote “For” the nominees in Proposal Number 1.

☐ FOR All NOMINEES LISTED	☐ WITHHOLD AUTHORITY
except as marked below	to vote for all nominees listed
Withheld for the following only (write the name of the nominee(s) on the line below)

2.	To transact such other business as may properly come before the meeting or any adjournment thereof; all as more particularly described in the Proxy Statement of the Company, dated April 21, 2006, relating to such meeting, receipt of which is hereby acknowledged.
     The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the Nominees listed above. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature of Stockholder
Please mark, date and sign as the name(s) appear(s) and return it in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., please indicate such capacity when signing. If the stockholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.
Dated:                                         , 2006